As filed with the U.S. Securities and Exchange Commission on September 15, 2025.

Registration No. 333-289797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Decent Holding Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	9511	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

4th Floor & 5th Floor North Zone, Dingxin Building
No. 106 Aokema Avenue,
Laishan District, Yantai, Shandong Province
People’s Republic of China 264003
Telephone: +86 0535-5247776
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: +1 212-588-0022	Mark E. Crone, Esq. Liang Shih, Esq. Zhiqi “Camilla” Zheng, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Telephone: +1 646-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated September 15, 2025

Decent Holding Inc.

13,333,333 Class A Ordinary Shares and
Up to 26,666,666 Warrants to Purchase up to 26,666,666 Class A Ordinary Shares and
Up to 26,666,666 Class A Ordinary Shares issuable upon the exercise of the Warrants

Decent Holding Inc. (“Decent Cayman”, “the Company”, “we”, “our”, or “us”) is offering, on a reasonable best effort basis, 13,333,333 Class A Ordinary Shares and up to 26,666,666 warrants. Each whole warrant is exercisable for one Class A Ordinary Share at an exercise price equal to 110% of the public offering price of the Class A Ordinary Shares in this offering.

We do not intend to apply for listing of the Warrants on any national securities exchange or other trading market, and we do not believe any such market will develop. Therefore, the liquidity of the Warrants will be limited and should be considered illiquid.

This prospectus also relates to the Class A ordinary shares issuable from time to time upon the exercise of the Warrants hereby.

Our Class A ordinary shares are listed on Nasdaq under the symbol “DXST”. On August 14, 2025, the last reported sale price of a Class A ordinary share on Nasdaq was $1.15. There is no established public trading market for the Warrants.

The public offering price for the Class A Ordinary Shares in this offering will be determined at the time of pricing, and may be at a discount to the current market price at that time. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, and the general condition of the securities markets at the time of this offering.

The Class A Ordinary Shares will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the effective date of the registration statement of which this prospectus forms a part (the “Registration Statement”), and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds by us. Accordingly, neither we, nor D. Boral Capital LLC, whom we have engaged as the exclusive placement agent for this offering (the “Placement Agent”) have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged the Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Share	Total
Public offering price	$0.6	$8,000,000
Placement Agent commissions(1)	$0.03	$400,000
Proceeds, before expenses, to us	$0.57	$7,600,000

(1)	In connection with this offering, we have agreed to pay to the Placement Agent a cash fee equal to five percent (5.0%) of the gross proceeds received by us in the offering. We have also agreed to reimburse the Placement Agent for all accountable out-of-pocket expenses related to the offering of up to $150,000, including legal expenses and other out-of-pocket expenses in connection with its engagement as placement agent. See “Plan of Distribution.”

Our Class A ordinary shares are traded on the Nasdaq under the symbol “DXST.” On August 14, 2025, the last reported sale price for our Class A ordinary shares was $1.15 per share.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, ”Prospectus Summary — Implications of Being a Foreign Private Issuer”, and “Prospectus Summary — Implications of Being a Controlled Company.”

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting. Each Class A ordinary share is entitled to one vote for each Class A ordinary share held and each Class B ordinary share is entitled to twenty (20) votes for each Class B ordinary share held (either on a poll or on a show of hands). The Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by applicable law or our amended and restated memorandum and articles of association.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

Decent Cayman is incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, Decent Cayman conducts all operations through its wholly owned subsidiary in China, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China” or “Operating Subsidiary”). Investors in our Class A ordinary shares should note that they are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our PRC subsidiaries. They will not and may never directly hold equity interests in our Operating Subsidiary. Decent Cayman indirectly controls and receives the economic benefits of Decent China’s business operations, if any, through equity ownership. For more details, see “Risk Factors — Risks related to Doing Business in the PRC” starting from page 15 of this prospectus.

Because of our corporate structure as a Cayman Islands holding company with all operations conducted by our Operating Subsidiary in China, it involves unique risks to investors. Furthermore, the changes in the Chinese policies, regulations, rules and the enforcement of laws regarding foreign ownership may occur quickly with little advance notice, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. In addition, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Investing in our securities involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of the material risks of investing in our Class A ordinary shares under the heading “Risk Factors” beginning on page 19 of this prospectus and “Item 3. Key Information — 3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended October 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 7, 2025 (the “2024 Annual Report”) for more information.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As confirmed by our PRC counsel, Guantao Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China (“CAC”), after the amended Measures of Cybersecurity Review, or New Measures, became effective on February 15, 2022, since (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; and (ii) we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 24 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”), announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies (the “Circular”), and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines (collectively, the “New Overseas Listing Rules”). On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies (the “Notice”). The Trial Measures came into effect on March 31, 2023. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days. As advised by our PRC counsel, we are required to submit a filing to the CSRC within three business days after the closing of such offering. Accordingly, we plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, and we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” and “Risks Related to Doing Business in the PRC — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” beginning on pages 24 and 26 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, according to our PRC counsel, Guantao Law Firm, we are only required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviours that are subject to these statements or regulatory actions.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (“2021 Determinations”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol” or “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firms that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2021. As of the date of the prospectus, WWC is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. WWC is subject to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC has not been affected by the HFCAA at this stage. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. See “Risk Factors — Risks Related to Doing Business in the PRC — Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted.

The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering” on page 38 of this prospectus.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 32 of this prospectus.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 3, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 32, and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 31 of this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 3 of this prospectus, and ”Consolidated Financial Statements” starting from page F-1.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 13 for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 71.34% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 97.10% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Summary — Implications of Being a Controlled Company” on page 14 of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 13 of this prospectus and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.” on pages 48 and 47 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

D. Boral Capital LLC

The date of this prospectus is            , 2025.

You should only rely on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of the shares offered hereby. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the Placement Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares, and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

●	”Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on September 26, 2024;

●	”Black odor water” is to polluted water caused by blackening iron sulfides and other blackening substances;

●	”Board of Directors” refers to the board of directors of Decent Holding Inc.;

●	”BOD” is to biochemical oxygen demand, a specific period of time of the dissolved oxygen required by aerobic microorganisms in water during the oxidation process to decompose organic matter in water into inorganic matter at a certain temperature. It is a comprehensive index to indicate the content of aerobic pollutants such as organic matter in water;

●	”BOT” is to the build-operate-transfer or a construction-operation-transfer mode, which means the government to grant a concession for an infrastructure project to a contractor. The contractor is then responsible for the design, financing, construction and operation of the project during the concession period, as well as recovering costs, paying debts and earning profits. At the end of the concession period, the contractor must transfer the ownership of the project to the government;

●	”China” or the “PRC” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;

●	”Class A ordinary shares” are to Class A ordinary shares, par value US$0.0001 per share, of Decent Holding Inc.;

●	”Class B ordinary shares” are to Class B ordinary shares, par value US$0.0001 per share, of Decent Holding Inc.;

●	”Decent Cayman” is to Decent Holding Inc., a Cayman Islands exempted company limited by shares;

●	”Decent China” is to Shandong Dingxin Ecology Environmental Co., Ltd., a PRC incorporated limited liability company. Decent China is a wholly owned subsidiary of Shandong Naxin Ecological Environment Engineering Co., Limited, the WFOE;

●	”Decent HK” is to Decent Hong Kong Holding International Limited, a Hong Kong company limited by shares, which is a wholly-owned subsidiary of Decent Cayman;

●	”Exchange Act” refers to the Securities Exchange Act of 1934;

●	”FY2024,”and “FY2023” and “FY2022” refer to fiscal year ended October 31, 2024, 2023 and 2022, respectively;

●	”PPP” is to the public-private partnership, which means an arrangement between a government and private sector institutions to provide services under market competition;

●	”RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

ii

●	”Second Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on May 8, 2025;

●	”US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States;

●	”WFOE” is to Shandong Naxin Ecological Environment Engineering Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Decent HK; and

●	”we,” “us,” “our,” “our company,” “the Company,” or “Decent Holding” are to Decent Cayman and its subsidiaries, and to Decent China in the context of describing our operations and consolidated financial information.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the US reporting. The relevant exchange rates are listed below:

	For the Year Ended October 31, 2024	For the Year Ended October 31, 2023	For the Year Ended October 31, 2022
Period Ended RMB: USD exchange rate	7.1178	7.3166	7.3048
Period Average RMB: USD exchange rate	7.1855	7.0637	6.6150

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Investing in Decent Cayman’s securities is highly speculative and involves a significant degree of risk. Decent Cayman’s is not an operating company established in the PRC, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in China through Decent China, which is our PRC operating subsidiary (“PRC Operating Subsidiary” or “Operating Subsidiary”).

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before buying the shares in this offering. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A ordinary shares, discussed under “Risk Factors” and “Special Note Regarding Forward-looking Statements” in this prospectus, the sections entitled “Risk Factors”, “Business”, “Directors, Senior Management and Employees,” “Operating and Financial Review and Prospects”, “Regulation”, and “Corporate History and Structure” in our 2024 Annual Report incorporated by reference in this prospectus, and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports before deciding whether to buy the shares.

Overview

Decent Holding Inc. is a holding company that was incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in China through our subsidiary, Shandong Dingxin Ecology Environmental Co., Ltd., which is our PRC Operating Subsidiary.

We specialize in providing industrial wastewater treatment, ecological river restoration and river ecosystem management, as well as microbial products that are used for water quality enhancement and pollutant removal, through our Operating Subsidiary, Shandong Dingxin Ecology Environmental Co., Ltd. Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products that are used for water quality enhancement and pollutant removal. For the fiscal year ended October 31, 2024, our revenue primarily comes from (1) provision of wastewater treatment service, representing approximately 21.38% of our revenue; (2) provision of river water quality management service, representing approximately 59.47% of our revenue; and (3) sale of microbial products for pollutant cleansing, representing approximately 19% of our revenue. For the fiscal year ended October 31, 2023, our revenue primarily comes from (1) provision of wastewater treatment service, representing approximately 25.49% of our revenue; (2) provision of river water quality management service, representing approximately 46.39% of our revenue; and (3) sale of microbial product, representing approximately 28.03% of our revenue.

We have an in-house research and development (“R&D”) team with members possessing technical expertise in engineering and chemistry as well as a sharp business sense that we believe can accurately capture and meet our customers’ needs. As of the date of this prospectus, we own 10 patents and 9 software copyrights.

We have received a number of industry awards and certifications recognizing our success and achievements, including the “Yantai City Industrial Design Center” awarded by the Yantai Municipal Bureau of Industry and Information Technology in 2022, the “Yantai New Special Expertise Enterprise” awarded by the Yantai Municipal Bureau of Industry and Information Technology in 2022, the “High-Tech Enterprise” awarded by the Shandong Provincial Department of Science and Technology, Shandong Provincial Department of Finance, and Shandong Provincial Taxation Bureau of the State Administration of Taxation in 2019 and 2022, the “Shandong Province ‘One Enterprise, One Technology’ Innovative Enterprises” awarded by the Shandong Provincial Bureau of Small and Medium Enterprises in 2015.

Our Products and Services

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products that are used for water quality enhancement and pollutant removal.

Set forth below are the services and products provided by our Operating Subsidiary:

Wastewater Treatment

Our wastewater treatment services primarily focus on protein-rich wastewater treatment. Our innovative protein-rich wastewater treatment system is designed to address the environmental challenges associated with high-concentration organic waste faced by the agri-food processing industry. This system efficiently extracts and repurposes valuable proteins and polysaccharides from soybean wastewater, a common byproduct of soybean product production. Our process consists of three key steps: (1) extraction through centrifugal separation and temperature regulation, (2) purification and concentration using ultrafiltration, nanofiltration, and reverse osmosis, and (3) followed by sterilization and spray drying to produce edible protein products. Unlike traditional multi-stage biochemical treatments that merely aim to meet discharge standards, our method recovers a substantial amount of soluble proteins and polysaccharides, significantly reducing raw material and water costs for our customers, while ensuring the reusability of our treated water.

River Water Quality Management

Proper ecological river restoration and treatment play a vital role in constructing contemporary eco-cities and promoting sustainable urban development. Contrary to the traditional river restoration methods which consist of physical method (e.g., cleaning the river bottom silt and transfer artificial oxygenation into the river, which temporarily alleviate the pollution but do not address the root cause) and chemical method (referring to the addition of algaecide and flocculant into the river as cleaning agents, which tends to create secondary pollution and cause further damage to the underwater biological environment), we adopt a microbial bacteria remediation technology that uses microbial bacteria to promote the growth of pollutant-decreasing microorganisms, resulting in an increase in the dissolved oxygen concentration in the river and transforming the environment from anaerobic to aerobic. We believe the microbial bacteria remediation technology will increase biodiversity in the long run, raise the level of dissolved oxygen significantly, and eliminate black odor water in rivers.

Microbial Products for Water Quality Enhancement and Pollutant Removal Purposes

We have independently developed a variety of microbial products and agents that can quickly and efficiently improve water quality, remove pollutants, and treat black odor water. Our main products include a chemical oxygen demand (COD) reducing bacteria where COD refers to the amount of oxygen needed to oxidize soluble and particulate organic matter in water); an efficient algae removal bacteria, which can quickly remove algae, improve water transparency, dissipate sedimentary substrate and organic residues from the bottom of waterbodies, and prevent water eutrophication; an ammonia nitrogen decreasing bacteria, which is mainly used to decrease ammonia nitrogen in wastewater by cultivating biological strains that consume pollutants and removing organic ammonia nitrogen and inorganic ammonia nitrogen in water; a river conditioner, which is widely used in the ecological treatment and restoration of lakes and rivers; and a protein-rich wastewater treatment.

Our Growth Strategy

Phase-by-phase Development

Our growth strategy is divided into three main phases as follows:

●	Phase 1: Based on existing technologies and business areas, we continuously develop and innovate technologies and products for wastewater treatment, river water quality management, and microbial products that are used for water quality enhancement and pollutant removal to enhance the company’s position in the relevant markets.

●	Phase 2: After the completion of this offering, we expect to have the financial resources to help us improve the construction process of projects and allow us to invest in the development of new technologies. We will expand the national market for ecological river restoration and water quality management, as well as wastewater treatment services, standardize and industrialize the technology used in our services and products, and set up regional companies or offices throughout the country as needed, or choose to cooperate with local governments, environmental companies, etc. to promote our business.

●	Phase 3: We aspire to become a leading enterprise in the industry, participate in build-operate-transfer (“BOT”), public-private partnership (“PPP”) and other large government projects, and expand steadily.

Expansion to Rural Sewage Treatment

Given that the water treatment equipment market demand is increasing rapidly in rural areas, we are further expanding our business to serve customers in villages and small towns with domestic sewage treatment needs. Customers in rural areas have smaller volume of sewage with water quality that is to be evaluated on a case-by-case basis. We adopt the more basic treatment technology in the sewage treatment in rural areas, and use buried or integrated water treatment equipment.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success:

All-in-one solutions

We offer a full range of wastewater treatment solutions, including engineering support, installation, and technical advice that are tailored to the customers’ needs. This allows us to reach a broader customer base with diverse wastewater treatment needs.

Innovation of Technology

We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a keen business sense. We believe they are critical in accurately understanding, capturing and meeting our customers’ needs.

Diverse and Loyal Customer Base

We have served a wide range of customers in the private sector spanning industries such as construction, agri-food processing, and automotive manufacturing. Our technology-based services and products enable us to serve a diverse customer base by offering innovative and tailored solutions that cater to specific industries and needs. We believe we have maintained good relationships with our customers by regularly visiting our customers’ sites to provide comprehensive design, installation, and commissioning services for equipment and systems. This hands-on approach ensures that our solutions are seamlessly integrated into their operations, and demonstrates our commitment to customer satisfaction.

Experienced Management Team and Personnel

Led by Dingxin SUN and Haicheng XU, our management team possesses substantial industry experience in business management, cost control, product research and development, investment decisions, and marketing.

Holding Company Structure

Decent Cayman is a holding company with no material operations of its own. We currently conduct our operations primarily through Decent China. Investors will not and may never directly hold equity interests in Decent China. We control and receive the economic benefits of Decent China’s business operations, if any, through equity ownership.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable laws and regulations. Nonetheless, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Decent Cayman will need to fund its activities by self-financing in the absence of dividends from its subsidiaries.

As of the date of this prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, Decent China is able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit Decent China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 32 of our 2024 Annual Report and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 31 of our 2024 Annual Report.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to Decent HK through loans or capital contributions without restrictions on the amount of the funds. Decent HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are currently no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash in US Dollars to its Operating Subsidiary through an investment by increasing the Company’s registered capital in Decent China. The Company’s subsidiaries within China can transfer funds to each other, when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiary’s ability to transfer cash between PRC Operating Subsidiary. The Company’s subsidiaries have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the Company and any of its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to U.S. investors. The Company’s business is primarily conducted through its Operating Subsidiary. The Company is a holding company and its material assets consist solely of the ownership interests held in its Operating Subsidiary. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, Decent China is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To transfer cash from Decent HK to WFOE, Decent HK can increase its registered capital in WFOE, which requires a report with the local commerce department, the registration with the local administration for market regulation and registration with a local bank authorized by the SAFE, or through a shareholder loan, which requires a registration with the SAFE or its local bureau. Aside from the aforesaid declaration to the relevant authorities, there is no restriction or limitations on such cash transfer.

To make loans to Decent HK, WFOE or Decent China, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the SAFE in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and Decent China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times the net assets in the consolidated financial statement, and Decent China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Decent Cayman may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If Decent Cayman’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Decent Cayman.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Decent HK as a dividend. With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory general reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	WFOE may, upon a decision made by the shareholder, draw a discretionary common reserve from the after-tax profits. It may allocate a portion of its after-tax profits to fund its welfare and bonus funds; except in the event of a liquidation, these funds may not be distributed to shareholders. The Company does not participate in a such welfare fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends again in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

Our Corporate History and Structure

Corporate History

Decent Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Decent Cayman conducts its operations in China through its PRC Operating Subsidiaries.

Decent Cayman was incorporated on January 6, 2022. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under the Second Amended and Restated Memorandum and Articles of Association, Decent Cayman is authorized to issue 500,000,000 shares of a par value of US$0.0001 each, comprising of (i) 495,000,000 Class A ordinary shares of a par value of US$0.0001 each, and (ii) 5,000,000 Class B ordinary shares of a par value of US$0.0001 each. Decent Cayman’s registered office is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Decent HK was incorporated on February 24, 2022, under the laws of Hong Kong. Decent HK is a Hong Kong limited company and a wholly owned subsidiary of Decent Cayman. Decent HK is a holding company and does not have any operations.

WFOE was incorporated on September 30, 2022, under the laws of the People’s Republic of China. WFOE is a limited liability company, and a wholly-owned subsidiary of Decent HK. WFOE is a holding company and does not have any operations.

Decent China was incorporated on September 5, 2011, under the laws of the People’s Republic of China. Decent China is a limited liability company.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 Ordinary Shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 ordinary shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totaling US$5 million, before deducting underwriting discounts and offering expenses. The ordinary shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into Class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 Class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus:

For more details regarding our corporate structure, see “Corporate History and Structure” on page 58 of this prospectus.

PRC Administrative and Procedural Requirements on Overseas Listing

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. Based on the foregoing, our PRC counsel is of the view that we are required to complete the filing procedures with the CSRC in connection with the offering and listing. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in orders to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. As of the date of this prospectus, except for the filing and reporting with the CSRC for this offering, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus are subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the IPO that was completed, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the IPO that was completed or any follow-on offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the IPO that was completed or follow-on offerings.

For more detailed information, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 24 of our 2024 Annual Report.

Permissions Required from the PRC Authorities

As of the date of this prospectus, Decent China, the WFOE and Decent HK have obtained all necessary permissions and approvals to operate their respective business, including registration of incorporation, business licenses, permits for opening bank account, labor and employment recordation, social insurance registration, Internet Content Provider registration record and such other permissions and approval as required by the PRC regulatory authorities. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Regulations on Network Data Security Protection (Draft for Comments) (the “Security Administration Draft”), for public comments, which reiterated that data processors that process personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. As of the date of this prospectus, the Security Administration Draft has not been enacted.

Based on the description regarding our business operations and our marketplace, and as advised by our PRC counsel, Guantao Law Firm, neither we or the Operating Subsidiary is required to go through a cybersecurity review with the CAC for this offering pursuant to the Cybersecurity Review Measures, given that: (i) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million persons. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan except for the filing with the CSRC for this offering. Therefore, we believe the impact of the CAC’s increasing oversight over data security on our business is immaterial as of the date of this prospectus. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security. If our Operating Subsidiary will be subject to cybersecurity review and network data security review in the future, it may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless.

Furthermore, as of the date of this prospectus, as advised by our PRC counsel, Guantao law firm, we and our PRC subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities to foreign investors; (2) are not subject to permission requirements from the CSRC, the CAC, or any other PRC governmental agencies; and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (1) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (2) inadvertently conclude that such permissions or approvals are not required, or (3) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering.

Given the current PRC regulatory environment, it is uncertain whether we will be required to obtain additional approvals or permissions from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals in the future, then the value of our Class A ordinary shares may depreciate significantly or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 35 of this prospectus.

Recent Cybersecurity and Anti-Monopoly Regulatory Development in PRC

On November 7, 2016, the SCNPC issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology (the “MIIT”), the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China (the “PBOC”), the State Administration of Radio and Television (the “SAMR”), the China Securities Regulatory Commission (the “CSRC”), the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers (the “Assessment Measures”) which came into effect on 1 September 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the PRC.

In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration.

In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that we are not expected to be subject to the cybersecurity review by the CAC for this offering, given that: (i) using our products and services does not require customers to provide any personal information, and thus, we do not collect any personal information from customers; (ii) we do not possess any personal information of customers in our business operations; and (iii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and thus may not be classified as core or important data by the authorities. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company or its subsidiaries in connection with our PRC Operating Subsidiary’s operations. The Company is currently not required to obtain regulatory approval or permission from the CAC nor any other PRC authorities for the PRC Operating Subsidiary’s data security and cybersecurity practices in its operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 35 of this prospectus.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (was recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 27 of this prospectus.

Holding Foreign Companies Accountable Act (“HFCAA”)

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firms that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2023, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Recent Developments

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 Ordinary Shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totalling US$5 million, before deducting underwriting discounts and offering expenses. The Ordinary Shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 Ordinary Shares issued and outstanding were reclassified into 5,000,000 class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practices in our home country, the Cayman Islands, with respect to certain corporate governance requirements. Although we do not intend to rely on the “foreign private issuer” exemption under the Nasdaq listing rules, we are allowed to elect to rely on this exemption after we complete this offering. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” on pages 48 and 47 of this prospectus.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 71.34% of our issued and outstanding Class A ordinary shares and 100% of Class B ordinary shares, , representing 97.10% of the voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Corporate Information

Our principal executive office is located at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The telephone number of our principal executive offices is +86 0535-5247776. Our registered office is located at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands. Our website is www.dxshengtai.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS SUMMARY

Below, please find a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information — 3.D. Risk Factors” in our 2024 annual report.

Risks Related to Our Business and Industry

●	If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected. (see page 19 of this prospectus).

●	If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability. (see page 19 of this prospectus).

●	Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share. (see page 20 of this prospectus).

●	The wastewater treatment industry places its employees in dangerous situations which may present serious and enhanced safety issues that could adversely affect our business. (see page 20 of this prospectus).

●	Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business. (see page 21 of this prospectus).

●	Our management team lacks experience in managing a U.S.-listed public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations. (see page 21 of this prospectus).

●	We may be unable to make the substantial research and development investments required to remain competitive in our business. (see page 22 of this prospectus).

●	We may face difficulties in protecting our intellectual property rights. (see page 22 of this prospectus).

●	We currently do not have insurance coverage covering all risks related to our business and operations. (see page 23 of this prospectus).

●	We have derived, and expect to continue to derive, a significant amount of our revenue from a small number of customers, and therefore, any significant changes in our relationships with our major customers or significant decrease in the number of projects may materially and adversely affect our business, financial condition, and results of operations. (see page 23 of this prospectus).

●	We are exposed to the concentration risk of heavy reliance on our major suppliers for the supply of raw materials and equipment, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation. (see page 23 of this prospectus).

Risks Related to Doing Business in the PRC

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. (see page 26 of this prospectus).

●	The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable. (see page 24 of this prospectus).

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. (see page 27 of this prospectus).

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the Initial Public Offering (“IPO”) and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. (see page 28 of this prospectus).

●	We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete. (see page 29 of this prospectus).

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page 29 of this prospectus).

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares. (see page 30 of this prospectus).

●	We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law. (see page 30 of this prospectus).

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. (see page 31 of this prospectus).

●	Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares. (see page 31 of this prospectus).

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. (see page 32 of this prospectus).

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiary or limit our PRC Operating Subsidiary’s ability to increase their registered capital or distribute profits. (see page 34 of this prospectus).

●	You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the annual report. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page 37 of this prospectus).

●	Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering. (see page 38 of this prospectus).

●	The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations. (see page 40 of this prospectus).

●	If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions. (see page 42 of this prospectus).

Risks Related to this Offering and Our Class A Ordinary Shares

●	The trading price of the Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors. (see page 44 of this prospectus).

●	We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of our Class A ordinary shares for return on your investment. (see page 45 of this prospectus).

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. (see page 47 of this prospectus).

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. (see page 48 of this prospectus).

●	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (see page 49 of this prospectus).

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired. (see page 49 of this prospectus).

●	Our founder and Chairman of the Board of Directors, Mr. Dingxin SUN, has a significant influence over our company and future corporate decisions. His interests may not always be aligned with those of other shareholders. He may engage in activities that benefit himself at the expense of other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls. (see page 50 of this prospectus).

●	There is no public market for the warrants. (see page 52 of this prospectus).

●	The warrants in this offering are speculative in nature. (see page 52 of this prospectus).

●	Holders of the warrants will not have rights of holders of our Ordinary Shares until such warrants are exercised. (see page 52 of this prospectus).

THE OFFERING

Securities Offered by Us	We are offering 13,333,333 ordinary shares and up to 26,666,666 warrants. Each whole warrant is exercisable for one ordinary share at an exercise price equal to 110% of the public offering price of the ordinary shares in this offering. The warrants will be exercisable on a cashless basis and will expire 120 days after the closing of this offering. The securities offered hereby are being registered for an aggregate public offering amount of US$8,000,000. The actual number of securities we will offer and the public offering price per security will be determined at the time of pricing.

Best Efforts	We have engaged D. Boral Capital LLC as our exclusive placement agent to use their reasonable best efforts to solicit offers to purchase the securities in this offering. No minimum offering amount is required as a condition to closing this offering,

Class A Ordinary Shares Outstanding Prior to the Offering:	11,250,000 Class A ordinary shares.

Class A Ordinary Shares to Be Outstanding Immediately After Completion of This Offering	24,583,333 Class A ordinary shares assuming the sales of all the securities being offered in this offering and no exercise of the warrants.

Use of Proceeds

The net proceeds to us from this offering, after deducting the Placement Agent commissions and estimated offering expenses payable by us, will be approximately $7,480,880 based on the assumed public offering price of $0.6 per share.

The net proceeds received by us from this offering will be used for the Company’s business expansion, including launching additional offices and expanding the business scope; research and development on improving our current products and creating new products; promoting the river water quality management service and expanding the treatment scope of river water; development and upgrade of wastewater treatment technology; and recruiting talents in research and development and management. See “Use of Proceeds.”

Listing	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “DXST.”

Risk Factors	See “Risk Factors” beginning on page 19 of this prospectus and the other information in this prospectus as well as section entitled “Item 3.D. Risk Factors” in our 2024 Annual Report incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Class A ordinary shares.

Lock-Up

We, on behalf of the Company and any successor entity, have agreed, during the period of engagement of the Placement Agent and for a period of ninety (90) days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Our officers and directors have agreed, subject to certain exceptions, to a 90-day lock-up period from the closing of this offering, with respect to any shares of capital stock of the Company they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Transfer Agent	Transhare Corporation

RISK FACTORS

Risks Related to Our Business and Industry

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product and services quality and adhere to stringent quality control measures. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products and services or cancelation or loss of purchase orders or projects from our customers. Moreover, our reputation could be impaired. As a result, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of our brand are important to our ability to differentiate our products and services from and to compete effectively with our peers. Our brand image, however, could be jeopardized if we fail to maintain high product quality, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our products. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, results of operations and financial condition could be adversely affected.

We may not be successful in expanding our customer base or the services we provide to existing customers, which could adversely affect our business.

Our success and the planned growth and expansion of our business depend on our ability to expand into new markets and further penetrate existing markets. Our ability to expand is to a large extent contingent on our products and services achieving greater and broader acceptance, resulting in a larger customer base, a broader array of prospective customers and expanded services provided to existing customers. However, demand for our services is uncertain, and there can be no assurance that customers will purchase our offerings, or that we will be able to continually expand our customer base within existing geographies or into new geographies, whether we expand organically or through acquisition. Expanding our customer base is also subject to external factors, many of which are beyond our control, including the overall demand for the services we offer, the actions of our competitors and the finite number of prospective customers in a given market. Though we intend to continuously develop technologies and products for wastewater recovery, river ecological remediation, treatment for black odor water and sewage in rural areas, in an effort to gain more market shares and cover more new customers, we cannot provide any assurances regarding our immediate or long-term growth rates in any geographic market or segment, or if we will grow at all. If we are unable to effectively market or expand our offerings to new customers or cross-market our services to existing customers, we may be unable to grow our business or implement our business strategy. Any of the above could materially impair our ability to increase sales and revenue and have a material adverse effect on our business, financial condition and results of operations.

If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

Our engagements often involve large-scale, complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers and our ability to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. We may commit to a client that we will complete a project by a scheduled date. We may also commit that a project, when completed, will achieve specified performance standards. If the project is not completed by the scheduled date or fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The uncertainty of the timing of a project can present difficulties in planning the amount of personnel needed for the project. If the project is delayed or canceled, we may bear the cost of an underutilized workforce that was dedicated to fulfilling the project. In addition, performance of projects can be affected by a number of factors beyond our control, including unavoidable delays from government inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by our customers, industrial accidents, environmental hazards, and labor disruptions. To the extent these events occur, the total costs of the project could exceed our estimates, and we could experience reduced profits or, in some cases, incur a loss on a project, which may reduce or eliminate our overall profitability. Further, any defects or errors, or failures to meet our customers’ expectations, could result in claims for damages against us. Failure to meet performance standards or complete performance on a timely basis could also adversely affect our reputation.

Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share.

We face significant competition in our market from numerous large companies and many smaller regional competitors. Meanwhile, many large foreign corporations have entered the Chinese market and made their presence. Meanwhile, we also compete with some domestic companies. The degree and type of competition we face are also influenced by the type and scope of a particular project. Our current and prospective customers’ decisions on which company to engage are usually based upon a company’s qualifications and certifications, experience and expertise in handling specific types of wastewater, customer service, reputation and reviews, recommendations and referrals, technological capability, existing relationships and ability to provide the relevant services in a timely, safe and cost-efficient manner. This competitive environment could force us to make price concessions or otherwise reduce prices for our services. If we are unable to maintain our competitiveness and renovate our existing wastewater treatment technology in the industry in a cost-effective way for our customers., our market share, revenue, and profits may decline.

Safety-related issues could adversely impact our business.

We often work on complex projects, sometimes in geographically remote locations and in challenging environments. These sites often put our employees and others in close proximity with chemical, manufacturing, construction and other dangerous processes and highly regulated materials. In addition, our employees sometimes handle hazardous materials, including pressurized gases or concentrated toxins and other highly regulated materials, which, if improperly handled, could subject us to civil and/or criminal liabilities. If we fail to implement proper safety procedures or if the procedures we implement are ineffective, or if others working at the site fail to implement and follow appropriate safety procedures, our employees and others may become injured, disabled or even lose their lives, the completion or commencement of our projects may be delayed and we may be exposed to litigation or investigations. Unsafe work sites also have the potential to increase employee turnover, increase project costs, damage our reputation and brand and raise our operating and insurance costs. Any of the foregoing could result in, among other things, financial losses or reputational harm, which could have a material adverse effect on our business, financial condition and results of operations.

We are responsible for the training and safety of our employees at work, and, on occasion, we take on expanded site safety responsibilities, which subjects us to regulations dealing with occupational health and safety. Although we implement what we believe to be appropriate health, safety and environmental work procedures throughout our organization, including hazardous sites, we cannot guarantee the safety of our personnel and others for whom we may be responsible. If our employees or others become injured, if we fail to implement appropriate training and health and safety procedures, or if we fail to comply with applicable regulations, among other things, we may be subject to claims, investigations or litigation or required to pay penalties or fines, and our business, financial condition and results of operations could be harmed. Our safety record is critical to our reputation. Many of our customers require that we meet certain safety criteria to be eligible to bid for contracts or perform on-site services. If our safety record is not within the levels required by our customers, or compares unfavorably to our competitors, we could lose business, incur significant costs or reputational damage, be prevented from working at certain facilities or suffer other adverse consequences. Additionally, we may incur costs to defend our position even if we do not believe we have any liability for the release of or exposure to a hazardous substance or waste or other environmental damage. Any of the foregoing could, among other things, negatively affect our profitability or cause us to lose one or more projects or customers, or otherwise could have a material adverse impact on our business, financial condition and results of operations.

The wastewater treatment industry places its employees in dangerous situations which may present serious and enhanced safety issues that could adversely affect our business.

The wastewater treatment industry is focused on assisting companies, governments and communities with responses to and recovery from environmental hazards and emergencies. A significant portion of our employees work in hazardous situations that pose threats to the environment and surrounding communities. The danger of injury or death is inherent in this role, despite safety precautions, training and compliance with federal, state and local health and safety regulations. These employees and any subcontractors we use for such projects are at an enhanced risk of workplace-related injuries given the dangers of their workplace environment. Oftentimes, the risks of emergency situations are not yet known, and there is no way to predict the magnitude of the danger. Since we have no insurance coverage in place that we believe is reasonable in addition to policies and procedures designed to minimize these risks, we may be unable to avoid material liabilities for an injury or death arising out of these emergency-related hazards. In light of the potential cost and uncertainty involved in litigation, we may settle matters even when we believe we have a meritorious defense. Litigation and its related costs, as well as the damage to our reputation should any employee or subcontractor injury or death occur during these emergency situations, could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

We have a relatively short operating history and began operations in 2011. Our total revenue was $11,542,292, $9,447,334, and $3,593,702 for the year ended October 31, 2024, 2023, and 2022, respectively. As the wastewater treatment market is relatively nascent and still rapidly evolving, and due to our limited operating history and historical data, as well as the limited visibility into future demand trends for our products, we may not be able to accurately forecast our future total revenue and budget our operating expenses accordingly. As most of our expenses are fixed in the short-term or incurred in advance of anticipated total revenue, we may not be able to adjust our expenses in a timely manner in order to offset any shortfall in revenue.

Our business may be subject to the varying order patterns of the wastewater treatment market. We may experience fluctuations in orders in the future. Our volatile historical results of operations could make it difficult to assess the impact of seasonal factors on our business. If we or any of our third-party manufacturing service providers are unable to increase production of new or existing products to meet any increases in demand due to seasonality or other factors, our total revenue would be adversely affected and our reputation with our customers may be damaged.

The COVID-19 pandemic had caused significant disruptions in our business, and may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization announced that the global outbreak of a new strain of coronavirus, COVID-19, a pandemic. Across China, the pandemic resulted in the temporary closures of a great number of corporate offices, retail stores, and manufacturing facilities. As such, our business and operations have been affected. For the year ended October 31, 2021, our operations were significantly affected, as we experienced delays and interruptions in the implementation and completion of wastewater treatment projects and river water quality management, as well as difficulty producing and distributing our microbial products due to quarantine, travel restrictions, and temporary closures of stores and manufacturing facilities. Our business has been adversely, and may continue to be materially and adversely affected in the future, by the COVID-19 pandemic. In late March and April 2022, certain regions in China were subject to lockdowns and other constraints imposed by the local government authorities due to a new wave of COVID-19 outbreak in those regions. As a result, employees who resided in those regions were required to work remotely and/or had to cancel any business travel. Despite the foregoing, for the years ended October 31, 2023 and 2022, we saw an increase in revenues and order activity as compared to the beginning of the COVID-19 pandemic. For the fiscal years ended October 31, 2024 and 2023, the COVID-19 pandemic has had no impact on our operations. Our operations and business activities have returned to pre-pandemic levels, and we expect to see relatively disruption-free growth of our services and products. However, our performance during the fiscal year ended October 31, 2024, as well as other metrics such as revenues, gross margins and other financial and operating data, may not be indicative of results for future periods. Such increased demand may increase beyond manageable levels, may fluctuate significantly, or may not continue, including the possibility that demand may decrease from historical levels. The extent to which COVID-19 may affect our future results of operations will depend on a wide range of factors such as new variants, policy response, and social and political implications, which are highly uncertain, difficult to predict, and beyond our control. It is also uncertain whether and when the PRC government would re-impose any COVID-19 control measures same as it has implemented before. If any future development of the COVID-19 pandemic is not effectively and timely controlled, or if the post-pandemic impacts materially deteriorate in China or globally, our business, results of operations and financial condition could be materially and adversely affected, due to factors such as the slowdown in regional and national economic growth and weakened financial condition of our customers. The continued impact of this pandemic on the global economy, on our business and results of operations and those of our customers and suppliers remains uncertain. If any of the third parties with whom we work, including our customers and suppliers, are adversely affected by the pandemic, we could be negatively impacted, even if the pandemic is not directly impacting our operations.

Our management team lacks experience in managing a U.S.-listed public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a company publicly traded in the United States, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S.-listed public companies. Prior to the completion of the IPO, we mainly operated our businesses as a private company in the PRC. As a result of the IPO, our company has become subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage a U.S.-listed public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

We are subject to PRC labor regulatory requirements

We are subject to PRC labor regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pension insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may affect our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to make the substantial research and development investments required to remain competitive in our business.

We are committed to investing in new product development in order to stay competitive in our markets. We intend to use approximately half of the proceeds from the IPO and this Offering for research and development purposes. Nevertheless, if we are unable to generate enough revenue or raise enough capital to make adequate research and development investments going forward, our product development and relevant research and development initiatives may be restricted or delayed, or we may not be able to keep pace with the latest market trends and satisfy our customers’ needs, which could materially and adversely affect our results of operations. Furthermore, our substantial research and development expenditures may not yield the expected results that enable us to roll out new products, which in turn will harm our prospects and results of operations.

We are currently working on providing more advanced products in the wastewater treatment industry, which will increase our competitiveness in the industry. If we fail to realize the prospect, our business may become less competitive compared to similar product providers.

We may encounter difficulties in recruiting and retaining key personnel.

Our future growth and success depend to a significant extent on the continuing service and contribution of our engineers and senior management personnel. Many of these key personnel are highly skilled and experienced and are difficult to recruit and retain, particularly as we seek to expand our business with respect to the high-purity conveyor system solutions and distributed computing and monitoring software solutions. Competition for recruiting qualified personnel is intense, and recruiting personnel with the combination of skills and attributes required to execute our business strategy may be difficult, time-consuming and expensive. As a result, the loss of any key personnel or failure to recruit, train or retain qualified personnel could have a significant negative impact on our operations.

We may face difficulties in protecting our intellectual property rights.

We rely on our intellectual property rights, and in particular, our patents and software copyrights. Even though we have successfully registered certain of our intellectual property rights in China, it may be possible for a third party to imitate or use our intellectual property rights without authorization. Additionally, we have developed and utilized some intellectual property that has not been registered. If a third party misuses or misappropriates our intellectual property, we may not be able to easily differentiate our products from the others in the market easily. As a result, we may be forced into an adverse price competition that reduces our profit margin. As we develop new technologies, we will need to continue to apply for intellectual property rights protections. There is no guarantee that we will be able to obtain valid and enforceable intellectual property rights in China or in other relevant jurisdictions as needed. Even when we are able to obtain such protections, there is no guarantee that we will be able to effectively enforce our rights effectively.

In this respect, we may incur expenses and efforts to monitor and enforce our intellectual property rights. Infringement of our intellectual property rights and the resulting diversion of resources to protect such rights through litigation or other means could also adversely affect our profitability.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables, goods in transit and public liability. We cannot assure you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Any global systemic economic and financial crisis could negatively affect our business, results of operations and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. For example, the global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of the PRC’s economic growth since 2012, which may continue. The market panic over the COVID-19 pandemic and the drop in oil price have materially and negatively affected the global financial markets in March 2020. Additionally, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been (1) concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets; (2) concerns over the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding China; (3) concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries; and (4) concerns over the rising level of inflation in major industrial countries including the United States and worries that efforts to curb inflation may result in recession. There were and could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers, insolvency of key suppliers resulting in product delays, rises in raw material prices leading up to increased level of cost of sales that we may not be able to pass onto customers, inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies, and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenues for the wastewater treatment industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

We have derived, and expect to continue to derive, a significant amount of our revenue from a small number of customers, and therefore, any significant changes in our relationships with our major customers or significant decrease in the number of projects may materially and adversely affect our business, financial condition, and results of operations.

A substantial portion of our Operating Subsidiary’s revenue was derived from a relatively small number of customers during the last two years. For the year ended October 31, 2024, our top five customers accounted for approximately 95.52% of our revenue. In particular, a significant portion of our revenue during the year ended October 31, 2024 was derived from Shandong Zhiqiong Construction Engineering Co., Ltd., Bilang Municipal Engineering (Shandong) Co., Ltd., and Yantai Shunsheng Building Installation Co., Ltd., representing 41.09%, 27.77%, and 13.41% of our total revenue, respectively. Our top five customers for each of fiscal years ended October 31, 2023 and 2022 accounted for approximately 96.94% and 99.82% of our revenue, respectively. In particular, a significant portion of our revenue during FY2023 was derived from Shandong Zhiqiong Construction Engineering Co., Ltd. and Yantai Shuangta Food Co., LTD., representing 39.40% and 23.87% of our total revenue for FY2023. Other significant customers also include Bilang Municipal Engineering (Shandong) Co., Ltd. and Yantai Aoyin Environmental Engineering Co., Ltd., representing 18.53% and 10.61%, respectively, of our total revenue for FY2023. A significant portion of our revenue during FY2022 was derived from Bilang Municipal Engineering (Shandong) Co., LTD and Yantai Shuangta Food Co., LTD., representing 52.81% and 39.22% of our total revenue for FY2022. There is no assurance that we will continue to obtain contracts from our major customers in the future. If we were to either lose one of our major customers or have a major customer significantly reduce its volume of business with us, our business, our results of operations and financial condition could be materially and adversely affected, unless we are able to promptly secure suitable projects of a comparable size and quantity as replacements from other existing and new customers. We expect to continue to be dependent on some or all our major customers, the number and identity of which may change from period to period. Our major customers upon whom we are dependent, may reduce the number of projects awarded to us or terminate their business relationship with us at any time. Therefore, our business, financial condition, and results of operations could be materially and adversely affected, given our dependence on our major customers. For more details, see “Note 14 — Concentrations, Risks and Uncertainties” of our consolidated financial statements contained in our 2024 Annual Report as incorporated by reference herein.

We are exposed to the concentration risk of heavy reliance on our major suppliers for the supply of raw materials and equipment, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

We purchase raw materials, equipment, such as valves, pumps, and pipe fittings from our suppliers and believe most of the raw materials are widely available. For the year ended October 31, 2024, we purchased raw materials from Fanchang Municipal Engineering (Yantai) Co., LTD, Yantai Yonghe Chemical Products Co., Ltd., and Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd.. Fanchang Municipal Engineering (Yantai) Co., Ltd. and Yantai Yonghe Chemical Products Co. Ltd. accounted for approximately 37.14% and 23.18% of our total purchases, respectively. Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd., which are under common control, totally accounted for 20.67% of our total purchases. For the year ended October 31, 2023, we purchased raw materials from Yantai Yonghe Chemical Products Co., LTD, which accounted for approximately 95.05% of our total purchases. For the year ended October 31, 2022, we purchased raw materials from Yantai Yonghe Chemical Products Co., LTD, which accounted for approximately 97.28% of our total purchases. We believe we have a solid relationship with our major suppliers. We do not expect the prices of the raw materials to vary greatly over time, as there has traditionally been little price volatility for such materials. If we were unable to purchase from our current major suppliers, we do not expect to face significant difficulties in transitioning to new suppliers at substantially same prices. Nonetheless, our business, financial condition and operating results depend on the continuous supply of products from our major supplier and our continuous supplier-customer relationship. Therefore, our heavy reliance on our major suppliers for the supply of our products will have significant impact on our business and results of operation in the event of any shortage of, or delay in the supply. For more details, see “Note 14 — Concentrations, Risks and Uncertainties” of our consolidated financial statements contained in our 2024 Annual Report as incorporated by reference herein.

Risks Related to Doing Business in the PRC

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials.

However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether like ours in this prospectus are subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the offering.

On July 6, 2021, the relevant PRC government authorities issued the “Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law” (the “Opinions”). The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments) (the “Draft Measures for Network Data Security”), which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures” or “Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as a change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. As of the date of this prospectus, except for the filing and reporting with the CSRC for this offering, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in the future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the Overseas Listing Trial Measures may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008, which was recently amended on June 24, 2022, and became effective on August 1, 2022, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

As advised by our PRC legal counsel, Guantao Law Firm, we currently are not subject to the Anti-Monopoly Law because we haven’t reached the filing threshold stipulated by the State Council. If we were be found to be subject to the Anti-Monopoly Law, we will be required to file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. During such reviews, we may be required to suspend the operations or experience other disruptions to the operation, which could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless. Even if we were found to be subject to the above-mentioned regulatory actions, it does not affect the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC Operating Subsidiary’ business, operating results and reputation, as well as the trading price of our Class A ordinary shares and the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Class A ordinary shares or impair our ability to raise money.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor,” who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from the IPO into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the Offering of the Shares.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the IPO and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, (“SAFE Circular 37”), which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with the SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPVs”), are required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of the SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of the SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, the SAFE promulgated a “Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment” (“SAFE Notice 13”). Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of the SAFE. Qualified banks should examine the applications and accept registrations under the supervision of the SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by the SAFE regulations. Failure by such shareholders or beneficial owners to comply with the SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC Operating Subsidiary, we may transfer funds to our Operating Subsidiary or finance our Operating Subsidiary by means of loans or capital contributions in the future. Any capital contributions or loans that we, as an offshore entity, make to the PRC Operating Subsidiary, including from the proceeds of the IPO, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to the PRC Operating Subsidiary or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be adversely affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of our recent offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of our recent offering. In utilizing the proceeds of the IPO and this offering in the manner described in “Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds. — 14.E. Use of Proceeds” in our 2024 annual report, we may make additional capital contributions or loans to the WFOE and our Operating Subsidiary. Any loans to WFOE or the Operating Subsidiary are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to the SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to the SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of the IPO and this offering and to capitalize our operations in China may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A ordinary shares, financial condition and results of operations may be materially and adversely affected.

We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with the IPO, we have become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. As we conduct our operations through our Operating Subsidiary in China, we are subject to the risk associated with unauthorized payments.

Although we believe, as of the date of the prospectus, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC Operating Subsidiary. Our Cayman Islands holding company may rely on dividend payments from the PRC Operating Subsidiary to fund any cash and financing requirements we may have. Shortages in the availability of foreign currency may restrict the ability of our PRC Operating Subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC Operating Subsidiary may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use the cash generated from the operations of the PRC Operating Subsidiary to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB.

In light of the flood of capital outflows in China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A ordinary shares.

Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our PRC Operating Subsidiary. We may rely on dividends to be paid by our PRC Operating Subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Under PRC laws and regulations, our PRC Operating Subsidiary may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOE, as a wholly foreign-owned enterprise, is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC Operating Subsidiary generates primarily all of its revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC Operating Subsidiary to use its RMB revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will apply to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Decent Cayman, its Hong Kong and PRC Operating Subsidiary is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” in our 2024 Annual Report. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our business may be materially and adversely affected if any of our PRC Operating Subsidiary declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC Operating Subsidiary holds certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert the U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law (the “Labor Contract Law”) was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for all eligible employees. Our PRC Operating Subsidiary have been making social security premium payments at least at the minimum wage level for all eligible employees.

In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Our PRC Operating Subsidiary have opened bank accounts for its employees’ housing funds deposits, and deposited housing funds at least at the minimum wage level for all eligible employees.

The applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making social security premium payments and housing provident funds contributions based on the actual wage paid to employees. In practice, given the different economic development levels in different regions, the relevant employment benefit regulations have not been implemented consistently by local governments in China, and each provincial or municipal governing Social Security Bureau (“SSB”) has its own discretion to enforce the compliance of these regulations by employers. The Company has estimated that its contributions of social security premium based on the actual wages of eligible employees to be approximately $32,079, $31,686, and $39,910 for the years ended October 31, 2024, 2023 and 2022, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year. The Company has estimated that its contributions of housing funds based on the actual wages of eligible employees to be approximately $7,041, $7,125, and $8,016 for the years ended October 31, 2024, 2023 and 2022, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year.

In respect of the social insurance, our PRC legal counsel, Guantao Law Firm, has advised that, if an enterprise fails to pay the full amount of the social insurance contributions as legally required, the social insurance authority may order it to pay the outstanding amount of the social insurance contributions within a prescribed time limit and may impose a late fee at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due. If the enterprise still fails to make such payment within the prescribed time, the social insurance authority may further impose an additional fine ranging from one to three times the total outstanding balance. In respect of the housing provident fund, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the housing provident fund contributions as legally required, the housing provident fund authority may order it to pay the outstanding amount of the housing provident fund within a prescribed time limit. If the enterprise still fails to make such payment within the prescribed time, the housing provident fund authority may apply for an order from the relevant people’s courts to make such payment. As of the date of this prospectus, our PRC Operating Subsidiary has not received any notification from the PRC governmental authorities requiring us to pay any outstanding amount of the social insurance and housing provident fund contributions. The management believes that the likelihood the Company may be required to make these additional contributions is very low. In the event that our PRC Operating Subsidiary is notified to make sufficient contributions, we have to pay the outstanding amount plus late fees or fines in relation to the underpaid employee benefits. The financial condition and results of operations of us and the PRC Operating Subsidiary may be adversely affected.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiary or limit our PRC Operating Subsidiary’s ability to increase their registered capital or distribute profits.

As an offshore holding company of our PRC Operating Subsidiary, we may make loans or make additional capital contributions to our Operating Subsidiary, subject to the satisfaction of applicable governmental registration and approval requirements. Any loans we extend to our PRC Operating Subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles (“Circular 37”). According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE.

We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. Currently all our shareholders are PRC residents and they have completed the Circular 37 registration. We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines of less than RMB50,000.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to the PRC entities or future capital contributions by us to our PRC Operating Subsidiary. If we fail to complete such registrations or obtain such approvals, our liquidity and our ability to fund and expand our business could be materially and adversely affected.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for the IPO and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct all of our operations in China and most of our assets are located in China. In addition, all our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to protect your interests and exercise your rights as a shareholder, effect service of process upon us or those persons inside mainland China.

It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil Liabilities” in our 2024 Annual Report.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementation of rules under Article 177 has to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

On April 21, 2020, former SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with a lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC implements a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and also requires disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2023. As of the date of the prospectus, WWC is not subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. WWC is subject to laws and regulations of the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC has not been affected by the HFCAA at this stage. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether the SEC, the PCAOB, Nasdaq, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may decide to delist our Class A ordinary shares. If our Class A ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A ordinary shares.

The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list. The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list,” such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list,” the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

Pursuant to the PRC Foreign Investment Law, the Implementing Rules of the PRC Foreign Investment Law, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, the PRC government shall establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

The indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies are subject to relevant regulations.

We are addressing the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises (Bulletin 7). Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Bulletin 7 also introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (Bulletin 37), which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We are addressing the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC Operating Subsidiary to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Decent Cayman is a holding company that conducts all of its business through our PRC Operating Subsidiary. We may rely on dividends to be paid by our PRC Operating Subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, the WFOE and Decent China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, the WFOE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Our PRC Operating Subsidiary derive primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, the ability of our PRC Operating Subsidiary to use its Renminbi revenues to pay dividends to us is subject to the restriction on currency exchange. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

China passed the PRC Enterprise Income Tax Law (the “EIT Law”), and its implementing rules, both of which became effective on January 1, 2008, and as amended in December 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

On April 22, 2009, the State Administration of Taxation of China issued the “Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies” (the “Notice”), further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our operations in China. However, under the EIT Law and its implementing rules, dividends paid to us from our Operating Subsidiary would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Class A ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our Class A ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Class A ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our Operating Subsidiary, Decent China, including reduced enterprise income tax rates. For example, under the Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. Any increase in the enterprise income tax rate applicable to Decent China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by Decent China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.

Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant PRC government authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements.

As of the date of this prospectus, we are not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices and incur additional expenses relating to such relocation.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

The US government has indicated its intent to adopt a new approach to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated or is considering the imposition of tariffs on certain foreign goods. Changes in US trade policy could result in one or more of US trading partners adopting responsive trade policies making it more difficult or costly for us to export our products to those countries. These measures could also result in increased costs for goods imported into the United States. This in turn could require us to increase prices to our customers which may reduce demand, or, if we are unable to increase prices, result in lowering our margin on products sold.

On February 1, 2025, the US government announced a 25% tariff on product imports from certain countries, including Mexico and Canada, and a 10% tariff on product imports from certain other countries, including China. These actions may result in retaliatory measures on US goods.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations.

Although we do not expect to be affected directly by the current international trade tension, and any escalation of such tension, in the industries in which we operate, is uncertain, the negative impact in general, including economic, political and social conditions may adversely impact our business, financial condition and results of operations.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, but also as a result of the war in Ukraine and sanctions on Russia. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” currently only China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems, with persons from countries of concern engaged in these technologies defined as “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule exerts greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers, including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of specified artificial intelligence technologies and services in the future, the Final Rule could limit our ability to raise capital or contingent equity capital pursuant to the standby equity purchase agreement, from later tranches of the Pre-Paid Advance, and from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Risks Related to this Offering and Our Class A Ordinary Shares

An active trading market for our Class A ordinary shares may not be maintained and the trading price for our Class A ordinary shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A ordinary shares will be maintained. If an active public market for our Class A ordinary shares is not maintained, the market price and liquidity of our Class A ordinary shares may be materially and adversely affected. The public offering price for the shares in this offering will be determined at the time of pricing, and may be at a discount to the current market price at that time. The final public offering price will be determined through negotiation between us and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, and the general condition of the securities markets at the time of this offering. We can provide no assurance that the trading price of our Class A ordinary shares after the IPO will not decline below the initial public offering price. As a result, investors in our Class A ordinary shares may experience a significant decrease in the value of their shares.

The trading price of the Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with a relatively small public float after the IPO, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares. The trading price of the Class A ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A ordinary shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A ordinary shares. Volatility or a lack of positive performance in our ordinary share price may also adversely affect our ability to retain key employees.

In addition, if the trading volumes of our Class A ordinary shares are low, persons buying or selling in relatively small quantities may easily influence the prices of our Class A ordinary shares. This low volume of trades could also cause the price of our Class A ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A ordinary shares exist at the time of purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares. As a result of this volatility, investors may experience losses on their investment in our Class A ordinary shares. A decline in the market price of our Class A ordinary shares also could adversely affect our ability to issue additional Class A ordinary shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A ordinary shares will develop or be sustained. If an active market does not develop, holders of our Class A ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the Class A ordinary shares, the market price for the Class A ordinary shares and trading volume could decline.

The trading market for the Class A ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business, if any. If one or more analysts who cover us downgrade the Class A ordinary shares, the market price for the Class A ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Class A ordinary shares to decline.

We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

Our Second Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Certain provisions of our Second Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our Second Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital or otherwise and in such classes and series, if any, as the directors may determine, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the Class A ordinary shares may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of Class A ordinary shares may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than copies of our memorandum and articles of association, our register of mortgage and charges and any special resolutions passed by our shareholders) or to obtain copies of lists of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association, as amended, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, substantially all of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil liabilities” in our 2024 Annual Report.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than $1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies for up to five years or such earlier time that we are no longer an emerging growth company. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.

We are now subject to the Nasdaq listing rule, which requires listed companies to have, among other things, a majority of their board members to be independent and independent director oversight of executive compensation and nomination of directors. The Nasdaq Listing Rules also require shareholder approval for U.S. domestic issuers in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) issuance of 20% or more of our outstanding Class A ordinary shares in transactions other than public offerings. However, Nasdaq listing rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing rules.

Currently, we do not plan to rely on home country practices with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they would otherwise enjoy if we complied fully with the Nasdaq listing rules.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of Class A ordinary shares.

A non-U.S. corporation, such as our company, will be considered a passive foreign investment company, or “PFIC,” for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income.

Based upon our current and projected income and assets, and projections as to the value of our assets, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the Class A ordinary shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the Class A ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in the IPO. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because the application of the relevant rules is still evolving, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we were treated as a PFIC for any taxable year during which a U.S. investor held an ordinary share or an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Item 10. Additional Information — 10.E Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company” in our 2024 Annual Report.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder owns more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We may incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we may be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to the IPO, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

Since the completion of the IPO, we have become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending October 31, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

As of October 31, 2024, our management assessed the effectiveness of our internal control over financial reporting. Management concluded that as of October 31, 2024, our internal control over financial reporting was ineffective. The material weakness that management found related to the Company’s lack of in-house accounting personnel with sufficient knowledge of the generally accepted accounting principles in the United States (“US GAAP”) and SEC reporting experiences.

In order to address and resolve the foregoing material weakness, we have implemented measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring consultants who have requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements. In addition to hiring outside consultants, we have taken or in the process of implementing the following remedial measures including (i) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance; (iii) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (iv) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

The implementation of these measures may not fully address the material weakness in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct this material weakness or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Our founder and Chairman of the Board of Directors, Mr. Dingxin SUN, has a significant influence over our company and future corporate decisions. His interests may not always be aligned with those of other shareholders. He may engage in activities that benefit himself at the expense of other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls.

We have a dual-class share structure such that our share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by our shareholders. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings (either on a poll or on a show of hands), and each Class B ordinary share shall entitle the holder thereof to twenty votes on all matters subject to vote at our general meetings (either on a poll or on a show of hands). Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof upon written notice to the Company, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by the holder of such Class B ordinary share to any person to or entity other than holders of Class B ordinary shares or their affiliate, such Class B ordinary share shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

As of the date of this prospectus, Mr. Dingxin Sun, our founder and Chairman of the Board of Directors, beneficially owns 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares of the Company, which together represent approximately 97.10% of the voting power.

As such, Mr. Sun could have a significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where his interests are aligned with other shareholders, he will also have the power to prevent or cause a change in control. Mr. Sun will also have the power to prevent or cause a change in control. Without the consent of Mr. Sun, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Sun could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Sun may differ from the interests of our other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls. The concentration in the ownership of our Class A ordinary shares may cause a material decline in the value of our Class A ordinary shares. For more information regarding Mr. Sun and his affiliated entity, see “Item 7. Major Shareholders and Related Party Transactions” in our 2024 Annual Report.

If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

Our Class A ordinary shares are currently listed on the Nasdaq Capital Market. The Nasdaq Stock Market LLC, or Nasdaq, has minimum requirements that a company must meet in order to remain listed on the Nasdaq Capital Market. These requirements include maintaining a minimum closing bid price of $1.00 per share, or the Bid Price Requirement. While the closing price of our Class A ordinary shares has largely remained above the minimum closing bid price of $1.00 per share from January 22, 2025 through August 18, 2025, our Class A ordinary shares traded as low as $0.85 per share and in the future, the closing bid price of our Class A ordinary shares may fall below $1.00 per share. If the closing bid price of our Class A ordinary shares were to remain below $1.00 per share for 30 consecutive trading days, or we do not meet other Nasdaq listing requirements, we would fail to be in compliance with Nasdaq’s listing standards. There can be no assurance that we will continue to meet the Bid Price Requirement, or any other Nasdaq continued listing requirement, in the future. If we fail to meet these requirements, including the Bid Price Requirement and requirements to maintain minimum levels of shareholders’ equity or market values of our Class A ordinary shares, Nasdaq may notify us that we have failed to meet the minimum listing requirements and initiate the delisting process. If our Class A ordinary shares are delisted, the liquidity of our Class A ordinary shares would be adversely affected and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

In the event that our Class A ordinary shares are delisted from Nasdaq, they may be considered penny stocks and thus be subject to the “penny stock” rules. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A ordinary shares.

Our Class A ordinary shares are traded below $5.00 per share. The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). In the event that our Class A ordinary shares are delisted from the Nasdaq Capital Market, depending on market fluctuations, they could be considered to be a “penny stock” within the meaning of the rules, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock.

A “penny stock” is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A ordinary shares, and may negatively affect the ability of holders of our Class A ordinary shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be considered a penny stock issuer, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

There is no public market for the warrants.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the warrants will be limited.

The Warrants in this offering are speculative in nature.

The Warrants in this offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares. The warrants will be exercisable for only a limited period of time, which is 120 days after the closing of this offering, at an exercise price equal to 110% of the public offering price of the ordinary shares. The warrants are not tradable on the Nasdaq Capital Market. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a warrants. In addition, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange.

Holders of the warrants will not have rights of holders of our Ordinary Shares until such warrants are exercised.

Until holders of warrants acquire Class A Ordinary Shares upon exercise of the warrants, holders of warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Risk Factors” in this prospectus; the sections entitled “Business,” “Corporate History and Structure,” “Regulation,” and “Management” in our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024; the sections entitled “Item 3. Key Information — 3. D. Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” as well as other relevant sections in our 2024 Annual Report incorporated by reference in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements on the 2024 Annual Report incorporated by reference in this prospectus. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $7.28 million, after deducting estimated offering expenses payable by us, and based upon an assumed public offering price of $0.60 per share.

We intend to use the net proceeds of this offering as follows:

●	20% of the net proceeds or $1.46 million will be used for the Company’s business expansion, including launching additional offices and expanding the business scope;

●	25% of the net proceeds or $1.82 million will be used for research and development on improving our current products and creating new products;

●	20% of the net proceeds or $1.46 million will be used for promoting the river water quality management service and expanding the treatment scope of river water;

●	25% of the net proceeds or $1.82 million will be used for development and upgrade of wastewater treatment technology;

●	10% of the net proceeds or $0.72 million will be used for recruiting talents in research and development and management.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete. The filing and registration processes for loans typically take approximately four weeks or longer to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to PRC subsidiaries, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all.

DIVIDEND POLICY

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent receiving funds from our operating subsidiary. Current PRC regulations permit our WFOE to pay dividends to Decent HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of its shareholder. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Our Operating Subsidiary in China are required to set aside statutory reserves and have done so.

The PRC government also controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our Operating Subsidiary and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. Decent HK may be considered a non-resident enterprise for tax purposes, so that any dividends WFOE pays to Decent HK may be deemed as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — 10.E. Taxation — People’s Republic of China Enterprise Taxation” in our 2024 Annual Report for a more detailed discussion.

In order for us to pay dividends to our shareholders, we will rely on dividends from our subsidiaries. Dividend payments from Decent China to our WFOE are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply only when certain requirements are satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024 on (i) an actual basis, and (ii) an as adjusted basis to reflect the issuance and sale of 1,250,000 Class A Ordinary Shares in this offering at initial public offering price of $4.00 per Ordinary Share and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. (iii) a pro forma as further adjusted basis to reflect the issuance and sale of up to 13,333,333 Class A ordinary shares and accompanying warrants to purchase up to 26,666,666 Class A ordinary shares offered in this offering, at an assumed offering price of $0.6 per ordinary share and accompanying warrants, after deducting placement agents’ fees and estimated offering expenses payable by us, and assuming the sales of all of the securities we are offering, no exercise of the related warrants and no other change to the number of securities sold by in this offering. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.

Ordinary Shares

U.S. Dollars

	As of April 30, 2025	Pro Forma as
	Actual	adjusted(1)
Shareholder’s Equity:
Ordinary shares, $0.0001 par value, authorized 500,000,000 shares, 16,250,000 shares issued and outstanding; 11,250,000 Class A shares and 5,000,000 Class B shares issued and outstanding pro forma as adjusted; 37,916,666 Class A shares and 5,000,000 Class B shares issued and outstanding pro forma as further adjusted;	1,625	—
Class A	—	3,719
Class B	—	500
Subscription receivable	(1,500)	(1,500)
Additional paid-in capital	4,245,254	11,522,588
Statutory reserve	420,231	420,231
Retained earnings	3,054,244	3,054,244
Accumulated other comprehensive income	(278,109)	(278,109)
Total shareholders’ equity	$7,441,745	$14,721,745
Total capitalization	$7,441,745	$14,721,745

(1)	Reflects the sale of 13,333,333 Class A ordinary shares and accompanying warrants to purchase up to 26,666,666 Class A ordinary shares in this offering, at the offering price of $0.60 per ordinary share and accompanying warrants, and after deducting the estimated placement agents’ fee of $400,000 and estimated offering expenses of $320,000 payable by us. Additional paid-in capital reflects the net proceeds we received from this offering, after deducting the placement agents’ fees, estimated offering expenses payable by us and advisory fees.

DILUTION

●	If you invest in our Class A ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A ordinary shares and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per Class A ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our pro forma net tangible book value attributable to shareholders at April 30, 2025 was $0.60 per ordinary share. Net tangible book value per ordinary share as of December 31, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

●	We will have 24,583,333 Class A ordinary shares issued and outstanding upon completion of the offering. We will have 5,000,000 Class B ordinary shares outstanding upon completion of this offering. Our post offering pro forma, as adjusted net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after April 30, 2025, will be approximately $14,721,745 or $0.60 per ordinary share. This would result in dilution to investors in this offering of approximately $0.06 per ordinary share from the public offering price of $0.60 per Class A ordinary share. Pro-forma net tangible book value per ordinary share would decrease to the benefit of present shareholders by $0.00 per share attributable to the purchase of the Class A ordinary shares by investors in this offering.

●	The following table sets forth the estimated net tangible book value per Class A ordinary share after the offering and the dilution to investors purchasing Class A ordinary shares in the offering.

Offering
Assumed offering price per Class A ordinary share and accompanying warrant	$0.60
Net tangible book value per share as of April 30, 2025	$0.66
Decrease per ordinary share attributable to payments by new investors	$(0.06)
Pro forma as adjusted net tangible book value per ordinary share after the offering	$0.60
Dilution per ordinary share to new investors	$0.00

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. The tables and discussion above are based on a total of 11,250,000 Class A ordinary share and 5,000,000 Class B ordinary shares issued and outstanding as of the date of this prospectus.

The discussion and tables above assume no exercise of any warrants to be issued in this offering. To the extent that we issue additional ordinary share in the future, there will be further dilution to new investors participating in this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

For a description of enforceability of civil liabilities, please read “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil liabilities” in our 2024 Annual Report, and the “Enforceability of Civil Liabilities” section in our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024, both of which are incorporated by reference into this prospectus. There have been no material changes or developments to the enforceability of civil liabilities, since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Decent Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Decent Cayman conducts its operations in China through its PRC Operating Subsidiaries.

Decent Cayman was incorporated on January 6, 2022. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under the Second Amended and Restated Memorandum and Articles of Association, Decent Cayman is authorized to issue 500,000,000 shares of a par value of US$0.0001 each, comprising of (i) 495,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, and (ii) 5,000,000 Class B Ordinary Shares of a par value of US$0.0001 each. Decent Cayman’s registered office is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Decent HK was incorporated on February 24, 2022, under the laws of Hong Kong. Decent HK is a Hong Kong limited company and a wholly owned subsidiary of Decent Cayman. Decent HK is a holding company and does not have any operations.

WFOE was incorporated on September 30, 2022, under the laws of the People’s Republic of China. WFOE is a limited liability company, and a wholly-owned subsidiary of Decent HK. WFOE is a holding company and does not have any operations.

Decent China was incorporated on September 5, 2011, under the laws of the People’s Republic of China. Decent China is a limited liability company.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 Ordinary Shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totaling US$5 million, before deducting underwriting discounts and offering expenses. The Ordinary Shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into Class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 Class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus:

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A ordinary shares and Class B ordinary shares as of the date of this prospectus, for

●	each of our directors and executive officers who beneficially owns our Class A ordinary shares and Class B ordinary shares; and

●	each person known to us to own beneficially more than 5% of our Class A ordinary shares and Class B ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 11,250,000 Class A ordinary shares and 5,000,000 Class B ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus.

As of the date of this prospectus, we had zero shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

The calculations in the table below are based on (a) 11,625,000 ordinary shares issued and outstanding as of the date of this prospectus, consisting of (i) 11,250,000 Class A ordinary shares and (ii) 5,000,000 Class B ordinary shares, and (b) 29,583,333 ordinary shares issued and outstanding following this offering, consisting of (i) 24,583,333 Class A ordinary shares and (ii) 5,000,000 Class B ordinary shares.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power Before this Offering	Voting Power After this Offering
	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers(1):
Dingxin SUN(2)	8,026,000	71.34%	5,000,000	100%	8,026,000	32.65%	5,000,000	100%	97.10%	86.71%
Dingyan SUN (3)(4)	1,902,000	16.91%	—	—	1,902,000	7.74%	—	—	1.71%	1.53%
Haicheng XU	—	—	—	—	—	—	—	—	—	—
Francis ZHANG	—	—	—	—	—	—	—	—	—	—
Tao FENG	—	—	—	—	—	—	—	—	—	—
Zijian TONG	—	—	—	—	—	—	—	—	—	—
Chun Yu Leeds CHOW	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (7 individuals):	9,928,000	88.25%	5,000,000	100%	9,928,000	40.39%	5,000,000	100%	98.81%	88.24%
5% or Greater Shareholders
Decent Limited(2)	8,026,000	71.34%	5,000,000	100%	8,026,000	32.65%	5,000,000	100%	97.10%	86.71%

(1)	The business address for our directors and executive officers is at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The registered office address for Decent Cayman is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

(2)	Mr. Dingxin SUN beneficially owns 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares held by Decent Limited, a company incorporated under the laws of the British Virgin Islands and is controlled by Mr. Sun. The registered office address of Decent Limited is at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)	Ms. Dingyan SUN is deemed to beneficially own 1,902,000 Class A ordinary shares through Decent Ecolo Limited, a British Virgin Islands company holding 1,902,000 Class A ordinary shares of our ordinary shares. Ms. SUN has the sole voting and dispositive power of all the shares held by Decent Ecolo Limited. Decent Ecolo Limited is a company incorporated under the laws of the British Virgin Islands. The registered office address of Decent Ecolo Limited is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(4)	The Ordinary Shares of Decent Ecolo Limited are owned in the following proportions by the following individuals: 29.47% (Dingyan SUN), 27.61% (Haicheng XU), 26.50% (Shaohui JIA), and 16.42% (Lianlian WANG). Mr. Haicheng XU is the chief executive officer of the Company and Ms. SUN is the director of the Company. None of the other shareholders of Decent Ecolo Limited has held or is currently holding a management position at Decent Holding Inc. However, pursuant to the organizational documents of Decent Ecolo Limited, Dingyan SUN has sole voting and dispositive power over all of the Ordinary Shares held by Decent Ecolo Limited. Haicheng XU, Shaohui JIA, and Lianlian WANG disclaim beneficial ownership of the Ordinary Shares held by Decent Ecolo Limited except to the extent of their pecuniary interests therein.

RELATED PARTY TRANSACTIONS

For a description of related party transactions, please read “Item 7. Major Shareholders and Related Party Transactions — 7.B. Related Party Transactions” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our related party transactions since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

DESCRIPTION OF OUR SECURITIES

The following description is a summary of the material terms of our share capital as set forth in our Second Amended and Restated Memorandum and Articles of Association, which became effective on May 8, 2025. For reference, we also describe certain terms from our previous Amended and Restated Memorandum and Articles of Association, filed as Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Memorandum and Articles of Association, copies of which are incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K, filed with the SEC on May 28, 2025.

General

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands (which we refer to as the Companies Act below) and the common law of the Cayman Islands. A Cayman Islands exempted company with limited liability:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The previous authorized share capital of the Company was $50,000 divided into 500,000,000 ordinary shares of par value $0.0001 each. On May 8, 2025, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company. On the same date, we amended and restated our then effective memorandum of association and articles of association in their entirety and adopted our amended and restated memorandum and articles of association which reflect, among other things, the changes to our capital structure. As a result of the share reclassification, our authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 495,000,000 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,000,000 Class B ordinary shares with a par value of $0.0001 per share.

As of the date of this prospectus, 11,250,000 Class A ordinary shares and 5,000,000 Class B ordinary shares were issued and outstanding.

Dual-Class Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares, which are identical in all respects except for voting rights and conversion rights, as described below.

Voting Rights

●	Class A ordinary shares: Each Class A ordinary share is entitled to one (1) vote on all matters subject to shareholder vote.

●	Class B ordinary shares: Each Class B ordinary share is entitled to twenty (20) votes on all matters subject to shareholder vote.

Holders of Class A and Class B ordinary shares vote together as a single class on all matters submitted to a vote of the shareholders, except as required by applicable law or the Second Amended and Restated Memorandum and Articles of Association.

Conversion Rights

Class B ordinary shares are convertible at any time at the option of the holder into Class A ordinary shares on a one-for-one basis. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Class B ordinary shares will automatically convert into Class A ordinary shares upon:

●	any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not an Affiliate of such holder; or

●	a change of control of the ultimate beneficial ownership of any Class B Ordinary Shares to any person or entity who is not an Affiliate of the registered holder of such Class B Ordinary Shares.

Dividend Rights

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Holders of Class A and Class B ordinary shares are entitled to receive dividends if, as and when declared by our directors out of legally available funds. Any dividend declared will be distributed on a pro rata basis among all holders of Class A and Class B ordinary shares based on the number of shares held, without regard to class.

Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

DESCRIPTION OF WARRANTS

Form. The warrants will be issued as individual warrant agreements to the investors. You should review the form of warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants may be exercised, in whole or in part, at any time from the initial exercise date until 5:00 p.m. New York City time on the termination date, by delivering to the warrant agent a duly executed notice of exercise together with payment of the exercise price for the number of ordinary shares to be purchased, unless the cashless exercise procedure is elected. An exercise is effective only upon receipt of both a valid notice of exercise and full payment of the applicable exercise price. Payment must be made within one trading day, or within the standard settlement period if longer, by wire transfer of immediately available funds or cashier’s check drawn on a United States bank, unless cashless exercise is elected. Warrants may be exercised only for a whole number of ordinary shares, and no fractional shares will be issued. Holders are not required to physically surrender the warrant until it has been exercised in full, at which time it shall be surrendered for cancellation within three trading days of the final exercise. Partial exercises will reduce the number of ordinary shares issuable by the number purchased, and the warrant agent will maintain appropriate records of all exercises.

Exercise Price. The initial exercise price per whole Class A Ordinary Share purchasable upon the exercise of the warrants is equal to up to 110% of the combined offering per share and the accompanying warrant or pursuant to a cashless exercise option. The warrants are not tradable on the Nasdaq Capital Market. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A Ordinary Shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Cashless Exercise. If, at any time after the holder’s purchase of warrants, such holder exercises its warrants and a registration statement registering the issuance of the Class A Ordinary Shares underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of Class A Ordinary Shares underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of Class A Ordinary Shares determined according to a formula set forth in the warrants.

Transferability. The warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this warrant at the principal office of the Company or its designated agent, together with a written assignment of this warrant substantially in the form attached hereto duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the warrants.

PLAN OF DISTRIBUTION

We are offering, on a reasonable best efforts basis, 13,333,333 Class A Ordinary Shares and up to 26,666,666 warrants. Each whole warrant is exercisable for one ordinary share at an exercise price equal to 110% of the public offering price of the ordinary shares in this offering. The warrants will be exercisable on a cashless basis and will expire 120 days after the closing of this offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be signed by and between the Company and D. Boral Capital LLC, the Placement Agent, to solicit offers to purchase the securities offered by this prospectus, D. Boral Capital LLC will act as our exclusive placement agent. The Placement Agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The Placement Agency Agreement provides that the Placement Agent’s obligations are subject to conditions contained in the Placement Agency Agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect that investors in this offering may enter into an agreement, substantially in the form of the securities purchase agreement attached hereto as Exhibit 10.9 (the “Form of Securities Purchase Agreement”), with the Company to purchase the shares, or a combination of both securities, to participate in the offering. We expect to deliver the securities being offered pursuant to this prospectus on or about [*], 2025.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to five percent (5.0%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the Placement Agency Agreement, we will agree to reimburse the Placement Agent for its reasonable out-of-pocket accountable expenses including “road show”, diligence, escrow agent or clearing agent fees, and reasonable documented legal fees and disbursements for legal counsels, consultants and advisors, in an aggregate amount not to exceed $150,000 without our prior written consent. Additionally, we have provided a $50,000 expense advance (the “Advance”) to the Placement Agent, which was payable upon the execution of the engagement agreement dated as of June 20, 2025 by and between the Placement Agent and us (the “Engagement Agreement”). The Advance shall be applied towards out-of-pocket accountable expense of up to $150,000 as set forth herein and any portion of the Advance shall be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per share	Total (assuming maximum offering)
Public offering price	$0.60	$8,000,000
Placement agent fees	$0.03	$400,000
Proceeds, before expenses, to us	$0.57	7,600,000

We estimate that the total expenses of the offering payable by us, excluding placement agent fees, will be approximately $119,120.

The last reported sale price of our Class A ordinary shares on August 14, 2025 was $1.15 per share. The actual public offering price of the securities will be determined between us, the Placement Agent and the investors in the offering, and may be at a discount to the current market price of our ordinary shares. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established public trading market for the Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Right of First Refusal

We have agreed that until January 23, 2026, the Placement Agent will have a right of first refusal to act as sole bookrunner, exclusive sales agent, or exclusive placement agent for any and all public or private equity or equity-linked financing transactions during such twelve-month period of the Company. The right of first refusal shall be subject to FINRA Rule 5110(g), including that it may be terminated by the Company for cause, which shall be a breach by the Placement Agent of the Engagement Agreement or a material failure by the Placement Agent to provide the services as contemplated by the Engagement Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal.

Tail Financing

Subject to certain exceptions, the Placement Agent shall be entitled to a cash fee equal to five percent (5.0%) of the gross proceeds received by the Company from any sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Placement Agent to the Company consummated at any time during the term of the Placement Agent’s engagement or within the twelve (12) month period after the expiration or termination of the Placement Agent’s engagement (a “Tail Financing”). Notwithstanding the foregoing, Section 11 of that certain Underwriting Agreement dated as of January 21, 2025 (which entitles D. Boral Capital LLC, as an underwriter, to fees in the event of a tail financing) remains unaffected by the Tail Financing fee granted as described above. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Placement Agent’s engagement upon the Placement Agent’s material failure to provide the services required by the Engagement Agreement or the Placement Agent Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the Tail Financing described above.

Lock-Up

We, on behalf of the Company and any successor entity, have agreed, during the period of engagement of the Placement Agent and for a period of ninety (90) days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Our officers and directors have agreed, subject to certain exceptions, to a 90-day lock-up period from the closing of this offering, with respect to any shares of capital stock of the Company that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and reimburse the Placement Agent for all out-of-pocket fees and expenses that may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in their capacity as Placement Agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offering Price Determination

The actual offering price of the securities we are offering, and the exercise price of the Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “DXST.”

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Class A ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the Class A ordinary shares be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than placement agent fees, will be as follows:

Expenses	Amount
SEC registration fee	$3,920
FINRA filing fee	1,700
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Miscellaneous costs	3,500
Total	$119,120

All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. We will pay all of the expenses of this offering.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Guantao Law Firm. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Guantao Law Firm with respect to matters governed by PRC law. Crone Law Group, P.C. is acting as U.S. securities counsel for the Placement Agent.

EXPERTS

The consolidated financial statements of our company as of October 31, 2024 and 2023, and for each of the three years in the period ended October 31, 2024 incorporated by reference in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at www.dxshengtai.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province People’s Republic of China 264003, or call us at +86 0535-5247776. We also maintain a website at www.dxshengtai.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since October 31, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded or modified by information that is included directly in this prospectus or in any amendment to this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal-year ended October 31, 2024, filed with the SEC on March 7, 2025;

●	our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024;

●	our report of foreign private issuer on Form 6-K filed with the SEC on August 12, 2025;

●	our report of foreign private issuer on Form 6-K filed with the SEC on January 24, 2025;

●	our report of foreign private issuer on Form 6-K filed with the SEC on April 14, 2025; and

●	our report of foreign private issuer on Form 6-K filed with the SEC on May 28, 2025.

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 1171);

●	Consolidated Balance Sheets as of October 31, 2024 and 2023;

●	Consolidated Statements of Operation and Other Comprehensive Income(loss) for the financial years ended October 31, 2024, 2023 and 2022;

●	Consolidated Statements of Changes in Shareholders’ Equity for the financial years ended October 31, 2024, 2023 and 2022;

●	Consolidated Statements of Cash Flows for the financial years ended October 31, 2024, 2023 and 2022; and

●	Notes to the Consolidated Financial Statements.

These documents are also available on the SEC’s website at https://www.sec.gov/Archives/edgar/data/1958133/000121390025021825/ea0231918-20f_decent.htm.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

4th Floor & 5th Floor North Zone, Dingxin Building
No. 106 Aokema Avenue,
Laishan District, Yantai, Shandong Province
People’s Republic of China 264003

You also may access the incorporated reports and other documents referenced above on our website at www.dxshengtai.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. You may access our annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director’s), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in the above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following unregistered securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

The Company’s previous authorized share capital was $50,000 divided into 500,000,000 Ordinary Shares, par value $0.0001 per share. On January 6, 2022, the date of the incorporation of Decent Holding Inc., 1 Ordinary Share was issued with a par value of US$0.0001 to Osiris International Cayman Limited and subsequently transferred to Decent Limited, a company incorporated in the British Virgin Islands. On the same day, we further issued an aggregate of 15,000,000 Ordinary Shares to five shareholders, including Decent Limited (holding 13,026,000 Ordinary Shares) that owns more than 5% of our issued and outstanding ordinary shares, in connection with the incorporation of the Company pursuant to the exemptions from registration under Regulation S and Section 4(a)(2) under the Securities Act regarding transactions not involving a public offering.

On July 31, 2023, Glacier Warrior International Limited and Glacier Warrior Holdings Limited transferred a total of 1,500,000 Ordinary Shares to Decent Ecolo Limited, at the respective consideration of US$1.00 and US$1.00.

We believe that the issuance described above was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or Section 4(a)(2) under the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

The following table sets forth the breakdown of the shareholding of each shareholder prior to the initial public offering:

Shareholders	Number of Ordinary Shares Issued
Decent Limited	13,026,000 Ordinary Shares
Decent Ecolo Limited	1,902,000 Ordinary Shares
Junrong International Limited	72,000 Ordinary Shares

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. As a result, (i) all 16,250,000 Ordinary Shares issued and outstanding were reclassified into class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yantai, Shandong Province, China, on September 15, 2025.

Decent Holding Inc.

By:	/s/ Haicheng XU
Name:	Haicheng XU
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Dingxin SUN		Chairman of the Board and Director	September 15, 2025
Name:	Dingxin SUN

/s/ Haicheng XU		Chief Executive Officer	September 15, 2025
Name:	Haicheng XU	(principal executive officer)

/s/ Francis Zhang		Chief Financial Officer	September 15, 2025
Name:	Francis ZHANG	(principal financial and accounting officer)

/s/ Dingyan Sun		Director	September 15, 2025
Name:	Dingyan SUN

/s/ Tao FENG		Director	September 15, 2025
Name:	Tao FENG

/s/ Zijian TONG		Director	September 15, 2025
Name:	Zijian TONG

/s/ Chun Yu Leeds CHOW		Director	September 15, 2025
Name:	Chun Yu Leeds CHOW

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Decent Holding Inc., has signed this registration statement or amendment thereto in New York on September 15, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

Decent Holding Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Placement Agency Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K, filed with the SEC on May 28, 2025)
4.1*	Form of Warrant for this offering
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Ortoli Rosenstadt LLP regarding the enforceability of the warrants
10.1	Employment Agreement between the Chief Executive Officer, Haicheng XU, and the Company (incorporated by reference to Exhibit 10.1 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.2	Employment Agreement between the Chief Financial Officer, Francis ZHANG, and the Company (incorporated by reference to Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.3	Form of Director Offer Letter (incorporated by reference to Exhibit 10.3 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.4	English Translation of Office Rental Agreement between Shandong Dingxin Energy Saving Technology Group Co., LTD. and Decent China, dated April 1, 2023 (incorporated by reference to Exhibit 10.4 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.5	English Translation of Office Rental Agreement between Shandong Dingxin Energy Saving Technology Group Co., LTD. and Decent China, dated September 16, 2022 (incorporated by reference to Exhibit 10.5 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.6	Form of Purchase Contract by and between Decent China and supplier (incorporated by reference to Exhibit 10.6 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.7	Form of Sales Contract by and between Decent China and customer (incorporated by reference to Exhibit 10.7 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.8	Form of Project Contract by and between Decent China and customer (incorporated by reference to Exhibit 10.8 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
10.9*	Form of Securities Purchase Agreement
10.10*	Form of Lock-Up Agreement
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.5 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
14.2	Insider Trading Policy (incorporated by reference to Exhibit 14.2 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
14.3	Executive Compensation Recovery Policy (incorporated by reference to Exhibit 14.1 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
23.1+	Consent of WWC, P.C.
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Guantao Law Firm (included in Exhibit 99.4)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024)
99.4*	Opinion of Guantao Law Firm regarding PRC law matters
107*	Filing Fee Table

+	Filed herewith.

*	Previously filed.